CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-161903, 333-156571, 333-149975, 333-58286, 333-106798, 333-110712, 333-108954, 333-123957, 333-132301, 333-141400, 333-183713, 333-190769, 333-195105, 333-202802, 333-208958, 333-212670 and 333-214598) and Form S-8 (Nos. 333-43452, 333-154740, 333-197741, and 333-214596) of ParkerVision, Inc. of our report  dated March 30, 2017 relating to the financial statements and financial statement schedule, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Jacksonville, Florida
March 30, 2017

PricewaterhouseCoopers LLP, 76 South Laura Street, Suite 2100, Jacksonville, FL 32202 T: (904) 354 0671, F: (904) 366 3678, www.pwc.com/us